Wells Capital Management Code of Ethics 5.99
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                                 Code of Ethics

                   Policy on Personal Securities Transactions
                                       and
                                 Insider Trading



                                  Version 9.99



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                                TABLE OF CONTENTS
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
I     INTRODUCTION.......................................................................................3

   I.1 CODE OF ETHICS....................................................................................3
   I.2 "ADVISORY REPRESENTATIVE".........................................................................3
   I.3 "BENEFICIAL OWNERSHIP"............................................................................3

II    PENALTIES..........................................................................................5

   II.1 VIOLATIONS OF THE CODE...........................................................................5
   II.2 PENALTIES........................................................................................5
   II.4 DISMISSAL AND/OR REFERRAL TO AUTHORITIES.........................................................5

III   EMPLOYEE TRADE PROCEDURES..........................................................................7

   III.1 PRE-CLEARANCE...................................................................................7
   III.2 TRADE REPORTS...................................................................................8
   III.3 POST-REVIEW.....................................................................................9
   III.4 PRE-CLEARANCE AND REPORTING REQUIREMENTS........................................................9
   III.5 CONFIDENTIALITY.................................................................................9
   III.6 ACKNOWLEDGMENT OF BROKERAGE ACCOUNTS...........................................................10
   III.7 INITIAL AND ANNUAL REPORTING REQUIREMENTS......................................................10

IV    RESTRICTIONS......................................................................................11

   IV.1 RESTRICTED SECURITIES...........................................................................11
   IV.2 SHORT-TERM TRADING PROFITS  (60-DAY TRADING  RULE)..............................................12
   IV.3 BLACKOUT PERIODS................................................................................12
   IV.4 INSIDER TRADING.................................................................................13
   IV.5 GIFTS AND OFFERINGS.............................................................................13
   IV.6 DIRECTORSHIPS AND OTHER OUTSIDE  EMPLOYMENT.....................................................13

V     REGULATORY REQUIREMENTS...........................................................................14

   V.1 INVESTMENT ADVISERS ACT OF 1940 AND INVESTMENT COMPANY ACT OF 1940...............................14
   V.2 REGULATORY CENSURES..............................................................................14

VI    ACKNOWLEDGMENT AND CERTIFICATION..................................................................15

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Wells Capital Management Code of Ethics 5.99                                  3



I INTRODUCTION
================================================================================
I.1  Code Of Ethics        Wells Capital Management (Wells Capital), as a
                           registered investment adviser, has an obligation to
                           maintain a policy governing personal securities
                           transactions and insider trading by its officers and
                           employees. This Code of Ethics and Policy on Personal
                           Securities Transactions and Insider Trading ("Code")
                           outlines the policies and procedures for such
                           activities based on the recognition that a fiduciary
                           relationship exists between Wells Capital and its
                           clients. All references in this Code to employees,
                           officers, directors, accounts, departments and
                           clients refer to those of Wells Capital.

                           In addition to this Code, please refer to the policies outlined in the Handbook for Wells Fargo
                           Team Members and the Wells Fargo Code of Conduct and
                           Business Ethics.

                           Acknowledgment of, and compliance with, this Code is a condition of employment. A copy of the Code and applicable forms are available on Wells Capital's common drive:

                           As an employee, you must -
                           o Be ethical
                           o Act professionally
                           o Improve competency
                           o Exercise independent judgment
I.2 "Advisory
    Representative"        For the purposes of this Code, Wells Capital defines
                           "advisory representative" as any director, officer or
                           employee, who in connection with his or her regular
                           functions or duties -
                           o makes, participates in, or obtains information
                             regarding the purchase or sale of a security for an
                             advisory client, or
                           o whose functions are related to the making of any
                             recommendations with regard to such purchases or
                             sales.

                           Because all personnel may at some time access or obtain investment information, Wells Capital may designate any employee (including independent contractors who have been contracted for at least one month) as "advisory representatives," and thereby subject to the policies and procedures of the Code.
                           The list of advisory personnel will be updated each quarter.

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Wells Capital Management Code of Ethics 5.99                                  4

I.3 "Beneficial
    Ownership"

                           Personal securities transaction reports should include all accounts for which you have direct or indirect control. These include accounts over which you have any control, influence, authority, either with or without beneficial interest, whether directly or indirectly, including -
                           o accounts of immediate family members in the same
                             household; and
                           o any other account, including but not limited to
                             those of relatives and friends, over which you direct activities.

                           Direct and indirect control may be further construed to include accounts for which an Advisory
                           Representative is sole owner, joint owner, trustee, co-trustee, or attorney-in-fact. II

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Wells Capital Management Code of Ethics 5.99                                  5

II PENALTIES
================================================================================
II.1 Violations of the
     Code                  The firm's Chief Compliance Officer will report
                           violations of the Code on a quarterly basis to the
                           President. Each Advisory Representative should
                           immediately report to the Chief Compliance Officer
                           any known or reasonably suspected violations of this
                           Code of which he or she becomes aware.


II.2 Penalties             Penalties may be imposed on an Advisory
                           Representative as follows:

                           o Minor Offenses -
                                >>   First minor offense - Verbal warning;
                                >>   Second minor offense - Written notice;
                                >>   Third minor  offense - $1,000.00  fine to
                                     be donated to the advisory representative's
                                     charity of choice*.
                           o Substantive Offenses -
                                >>   First substantive offense - Written notice;
                                >>   Second substantive  offense - $1,000 or
                                     disgorgement of profits (whichever is
                                     greater) to be donated to the advisory
                                     representative's charity of choice*;
                                >>   Third substantive offense- Termination of
                                     employment and/or referral to authorities.

                           Minor offenses include the following: failure or late submissions of quarterly trade reports and signed acknowledgments of Code of Ethics forms and certifications, failure to request trade pre-clearance, and conflicting pre-clear request dates versus actual trade dates.

                           Substantive offenses include the following:
                           unauthorized purchase/sale of restricted securities outlined in the Code, violations of seven-day blackouts, short-term trading for profit (60-day rule), trading in conflict with clients' transactions
                           (such as the appearance of potential front-running or scalping), and insider trading.

                           Wells Capital reserves the right to escalate the terms of this Penalties section at any time and to use corrective action that it determines is appropriate (including referral to authorities) - and, if necessary, to terminate employment immediately.

                           * The fines will be made payable to the Advisory
                           Representative's charity of choice and turned over to Wells Capital, which in turn will mail the donation check on behalf of the advisory representative.

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Wells Capital Management Code of Ethics 5.99                                  6

II.3 Dismissal and/or
     Referral to
     Authorities           Repeated violations of the Code may result in
                           dismissal. In addition, a single flagrant violation,
                           such as fraud or insider trading, will result in
                           immediate dismissal and referral to authorities.


                           The firm's Chief Compliance Officer will forward
                           potential Code violations involving affiliated mutual
                           funds to Wells Fargo Bank Mutual Fund Compliance.
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Wells Capital Management Code of Ethics 5.99                                  7

III EMPLOYEE TRADE PROCEDURES
================================================================================
III.1 Pre-clearance        o All Advisory Representatives in the firm must
                             pre-clear personal securities transactions as
                             specified in Section III.4.
                           o All pre-clearance requests must be submitted via
                             electronic mail to Marivic Jimiera/Wells Capital
                             Compliance (jimieram@wellscap.com). Responses will
                             be sent back via electronic mail. Exceptions will
                             be made only for telephone requests from Advisory
                             Representatives who are out of the office on
                             business or on vacation. It is the responsibility
                             of the Advisory Representative to ensure that
                             Compliance receives pre-clearance requests. If it
                             appears that E-mail is down, please contact Marivic
                             either at 415/222-5891 (phone), or 415/210-6000
                             (pager).
                           o At a minimum, indicate the following information on
                             your pre-clearance request -
                             (a) Transaction Type:  BUY or SELL
                             (b) Security Description / Ticker or CUSIP
                             (c) Security Type:  Common Stock, Options, or Bonds
                           o Telephone requests from beneficial account holders
                             outside the firm will be accepted. Responses to
                             requests will be forwarded to the Advisory
                             Representative via electronic mail.
                           o Requests may be submitted from 7:00 am (Pacific)
                             until an hour before the market closes for the day.
                             Barring any problems with systems access (i.e.,
                             SEI, Advent/Moxy), responses will be made no more
                             than an hour from the receipt of request.
                           o Pre-cleared trades are valid for same day trades
                             only. Nexceptions.
                           o Pre-clearance does not preclude the possibility of
                             a potential conflict appearing after the execution
                             of an employee trade. Trades will be screened for
                             blackout violations and other conflicts, but
                             quarter-end review of each personal trade will
                             reveal conflicts occurring after the trade is
                             executed (for example, 60-day rule violation).
                           o The use of the electronic mail system ensures that
                             each report is date-stamped, and it is the
                             responsibility of each Advisory Representative to
                             ensure that the report has been received by Wells
                             Capital Compliance.

                           Personal securities transactions should be reported, whether pre-cleared or not.


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Wells Capital Management Code of Ethics 5.99                                  8

III.2 Trade Reports        o Quarterly Trade Reports which list personal
                             securities transactions for the quarter must be
                             submitted no later than the 10th day after the end
                             of each calendar quarter. This 10-day deadline is a
                             federal requirement and includes weekends and
                             holidays. If the 10th day falls on a weekend or a
                             holiday, the report is due the business day
                             immediately preceding this deadline.
                           o Quarterly Trade Reports must be submitted
                             using..\..\..\Wells Cap - NEWS\Risk Management
                             Guidelines\CodeofEthics\QUARTERLY TRADE REPORT.dot
                             form to Wells Capital Compliance, attention Marivic
                             Jimiera. If there are no activities for the
                             quarter, a report indicating such is still required
                             to be submitted. Hardcopies may be submitted via
                             interoffice mail to WCM Compliance at MAC A0103-101
                             or via electronic mail to jimieram@wellscap.com.
                           o Each Advisory Representative must instruct his or
                             her broker(s) to send duplicate copies of trades
                             confirms and/or statements to Wells Capital
                             Compliance, attention Marivic Jimiera. If your
                             broker is unable to directly send duplicate copies,
                             please inform Compliance in writing to document
                             this. [Use form: ..\..\..\Wells Cap - NEWS\Risk
                             Management Guidelines\CodeofEthics\Request for
                             Duplicate Confirms.dot


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Wells Capital Management Code of Ethics 5.99                                  9

III.3 Post-review          Wells Capital Compliance will match any broker
                           confirms received to pre-clearance requests.
                           Discrepancies will be documented and may be subject
                           to censures, as outlined in the PENALTIES section of
                           this Code.

                           Employee transactions will also be screened for the following:
                           o Same day trades: Transaction occurring on the same
                             day as the purchase or sale of the same security in a managed account, except for index programs (For
                             S&P 500 securities).
                           o 7-day Blackout period: Transaction up to and
                             including seven calendar days before and after the purchase and/or sale of the same security in a managed account as described in Sec IV.3 of the Code (For non-S&P500 securities). Note: All interim activity is considered, not just the initial purchase or sale of a security.
                           o Short-term trading profits: Purchase/Sale, or vice
                             versa, occurring within 60 days in the same security resulting in net profit. Advisory
                             Representatives are responsible for ensuring that the 60-day rule is observed when sale requests are made for securities previously purchased, or vice versa.
                           o Other potential conflicts: Certain transactions may
                             also be deemed in conflict with the Code and will warrant additional review, depending on the facts and circumstances of the transaction.


III.4 Pre-Clearance and
     Reporting             Requirements The table below indicates pre-clearance
                           and reporting requirements. Requirements for all
                           other security type transactions must be checked
                           with Compliance.

                                                                      Qtrly
                           Security Type         Pre-Clearance      Reporting
                           -------------         -------------      ---------
                           Equity transactions*       Yes              Yes
                           Fixed Inc transactions     Yes              Yes
                           Wells Fargo stock          No               Yes
                           Open-ended MF              No               No
                           Proprietary MF             No               No
                           US Tsy/Agencies            No               No
                           Short term/cash equiv.     No               No
                           SPP- auto purchase         No               No

                           *Including options, exchange-traded closed-end mutual funds and sells of stock purchase plan assets (e.g., ESPP, 401k).

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Wells Capital Management Code of Ethics 5.99                                  10

III.5 Confidentiality      All reports of personal securities transactions,
                           holdings and any other information filed pursuant to
                           this Code will be kept CONFIDENTIAL, provided,
                           however that such information will also be subject to
                           review by appropriate Wells Capital personnel
                           (Compliance and/or Senior Management) and legal
                           counsel. Such information will also be provided to
                           the Securities and Exchange Commission ("SEC") or
                           other government authority when properly requested or
                           under court order.


III.6 Acknowledgment of
      Brokerage Accounts   All Advisory Representatives are required to submit a
                           list all brokerage accounts as required by the Code.
                           In addition, you are responsible for ensuring that
                           new or closed accounts are communicated to
                           Compliance. For reporting purposes, use
                           ..\..\..\Wells Cap - NEWS\Risk Management
                           Guidelines\CodeofEthics\Acknowledgment of Brokerage
                           Accounts.dot


III.7 Initial and Annual
      Holdings Report      All Advisory Representatives are required to report
                           holdings (subject to Code requirements) within 10
                           days of employment and on an annual basis thereafter.
                           An Advisory Representative's broker statement will
                           suffice in lieu of a separate initial or annual
                           holdings report. It is the Advisory Representative's
                           responsibility to ensure that Compliance receives
                           duplicate copies of statements and/or confirms if
                           those are sent directly by the brokers.


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Wells Capital Management Code of Ethics 5.99                                  11

IV RESTRICTIONS
================================================================================
The following are Wells Capital's restrictions on personal trading:
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IV.1 Restricted Securities
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             SECURITY TYPE                          PURCHASE                               SALE
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
A. S&P500 stocks                                  PERMITTED                               PERMITTED

                                         Subject to one-day blackout            Subject to one-day blackout during
                                         during execution of client             execution of client trades (except
                                         trades (except index program           index program trades).  Must
                                         trades).  Must pre-clear.              pre-clear.
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B. Any security not included in                     PERMITTED                                PERMITTED
   the S&P500 above and not defined      Subject to pre-clearance
   as "small cap" below.                 requirements.                          Subject to pre-clearance requirements.
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C. Any restricted list security                    PROHIBITED                   PERMITTED, subject to the following:
   (and its associated option)           (Transaction for an S&P Index          >>   If security held prior to
   defined as "small cap"                stock that is held in the                   Wells Capital employment, sale
   (capitalization as defined            Small/Mid Cap funds is                      permitted subject to
   by the holdings in WCM-actively       permitted subject to the                    pre-clearance requirements.
   managed Small Cap funds.              Code's pre-clearance
                                         requirements)
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D. Any security issued by a                                                     PERMITTED, subject to the following:
   Wells Capital client                           PROHIBITED                    >>  If security held prior to
                                                                                    Wells Capital employment, sale
                                                                                    subject to pre-clearance
                                                                                    requirements.
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E. Automatic investment programs
   or direct stock purchase plans                 PERMITTED                           PERMITTED
                                         >>   Subject to Code of                >> Subject to Code of Ethics
                                              Ethics reporting                     reporting requirements
                                              requirements
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F. Initial Public Offerings                                                     PERMITTED, only
   (IPOs)                                        PROHIBITED                     >> If security held prior to
                                                                                   Wells Capital employment, sales
(An IPO is a corporation's first                                                   subject to pre-clearance
offering of a security representing                                                requirements.
shares of the company to the public)
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G. Private Placements                                                           PERMITTED, only
                                                 PROHIBITED                     >> If security held prior to
(A private placement is an offer or                                                Wells Capital employment, sales
sale of any security by a brokerage                                                subject to pre-clearance
firm not involving a public offering,                                              requirements.
for example, a venture capital deal)
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


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Wells Capital Management Code of Ethics 5.99                                  12

IV.2 Short-Term Trading
     Profits(60-Day
     Trading Rule)         The purchase and sale, or the sale and purchase, of
                           the same security (or equivalent) within 60 calendar days and at a profit is PROHIBITED.
                           o This restriction applies without regard to tax lot
                             considerations and short-sales;
                           o Exercised options are not restricted, however,
                             purchases and sales of options occurring within 60 days resulting in profits are PROHIBITED;
                           o Exceptions require advance written approval from
                             the firm's Chief Compliance Officer (or designee).

                           Profits from any sale before the 60-day period expires may require disgorgement. Please refer to "Penalties", section II of this Code, for additional details.

IV.3 Blackout Periods      For securities in the S&P 500 Index, a one-day
                           firm-wide blackout will apply if the issue is being traded on behalf of a client, at the time the pre-clear request is made. The blackout will not apply to Index program trades. All other issues are subject to a seven-day firm-wide blackout period in advance of the Advisory Representative's trade. The
                           Advisory Representative is also prohibited from trading that security in any account he or she manages for the seven-day period after his or her personal trade.

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Wells Capital Management Code of Ethics 5.99                                  13

IV.4 Insider Trading       Wells Capital considers information material if there
                           is a substantial likelihood that a reasonable shareholder would consider it important in deciding how to act. Information is considered non-public when it has not been disseminated in a manner making it available to investors generally. Information becomes public once it is publicly disseminated; limited disclosure does not make the information public
                           (e.g., disclosure by an insider to a select group of persons).

                           Wells Capital generally defines insider trading as the buying or selling of a security, in breach of fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information. Insider trading is a violation of federal securities laws, punishable by a maximum prison term of 10 years and fines of up to $1 million for the individual and $2.5 million for the firm.

                           Tipping of material, non-public information is PROHIBITED. An Advisory Representative cannot trade, either personally or on behalf of others, while in possession of such information.

                           Front-running/scalping involves trading on the basis of non-public information regarding impending market transactions.

                           o Trading ahead of, or "front-running," a client or
                             proprietary mutual fund order in the same security; or
                           o Taking a position in stock index futures or options
                             contracts prior to buying or selling a block or securities for a client or proprietary mutual fund account (i.e., self-front running).

                           Scalping occurs when an Advisory Representative purchases shares of a security for his/her own account shortly before recommending or buying that security for long-term investment to a client and then immediately selling the shares at profit upon the rise in the market price following the recommendation.

IV.5 Gifts and
     Hospitality           Wells Capital, as a policy, follows Wells Fargo
                           Bank's policy regarding gifts and hospitality. Please refer to WFB Employee Handbook for requirements.


IV. Directorships and
    Other Outside
    Employment             Wells Capital, as a policy, follows Wells Fargo
                           Bank's policy regarding directorships and other outside employment. Please refer to WFB Employee
                           Handbook for requirements.

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Wells Capital Management Code of Ethics 5.99                                  14

V REGULATORY REQUIREMENTS
================================================================================
V.1 Investment Advisers
    Act of 1940 and
    Investment Company
    Act of 1940            The SEC considers it a violation of general antifraud
                           provisions of federal securities laws whenever an adviser, such as Wells Capital, engages in fraudulent, deceptive or manipulative conduct. As a fiduciary to client assets, Wells Capital cannot engage in activities which would result in conflicts of interests (for example, "front-running," scalping, or favoring proprietary accounts over those of the clients').


V.2 Regulatory Censures   The SEC can censure, place limitations on the
                           activities, functions, or operations of, suspend for a period not exceeding twelve months, or revoke the registration of any investment adviser based on a:

                           >> Failure reasonably to supervise, with a view to
                              preventing violations of the provisions of the federal securities laws, an employee or a supervised person who commits such a violation.
                           >> However, no supervisor or manager shall be deemed
                              to have failed reasonably to supervise any person, if
                              (a) there have been established procedures, and a
                                  system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person and
                              (b) such supervisor or manager has reasonably
                                  discharged the duties and obligations
                                  incumbent upon him/her by reason of such procedures and systems without reasonable cause to believe that such procedures and system were not being complied with.

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Wells Capital Management Code of Ethics 5.99                                  15

VI ACKNOWLEDGMENT AND CERTIFICATION
================================================================================

I certify that I have received, read, understood and recognize that I am subject to Wells Capital Management's Code of Ethics and Policy on Personal Securities Transactions and Insider Trading. This Code is in addition to Wells Fargo's policy on Business Conduct and Ethics, as outlined in the Employee Handbook.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Wells Capital Management Code, I certify that I will not:

o Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code;

o Employ any device, scheme or artifice to defraud Wells Fargo, Wells Capital Management, or any company;

o Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Wells Fargo, Wells Capital Management or any company;

o Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

o Engage in any manipulative practice with respect to Wells Fargo, Wells Capital Management or any company;

o Trade on inside information;

o Trade ahead of or front-run any transactions for Wells Capital managed accounts;

o Trade without obtaining the necessary pre-clearance.

I understand that it is a violation of the Investment Advisers Act of 1940 to fail to submit a record of my personal securities transactions within 10 calendar days of quarter-end.

I understand that, as an employee of Wells Capital Management, it is my responsibility to submit a list of all brokerage accounts in which I have beneficial ownership or interest and control (as defined in the Code). Additionally, I will notify Wells Capital Management Compliance upon opening or closing brokerage accounts.

Any exceptions, where applicable, are noted as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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--------------------------------                     ---------------------------
Signature                                            Date

--------------------------------
NAME (Print)

The Acknowledgment and Certification form is due 10 days from date of receipt. Signed copies must be submitted to Wells Capital Compliance, attention Marivic Jimiera/MAC A0103-101.